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                                                                  Exhibit No. 15

May 15, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:

We are aware that our report dated May 8, 2002 on our review of the interim financial information of TRC Companies, Inc. for the period ended March 31, 2002 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements on Form S-3 (Nos. 33-84660 and 333-74528) and in the Registration Statements on Form S-8 (Nos. 2-66247, 2-77690, 33-18771, 33-26748, 33-38810, 33-45169, 33-70662,
33-87446, 33-87448, 33-97332 and 333-57463).

Yours very truly,

/s/ PricewaterhouseCoopers LLP